Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 29, 2022, with respect to the consolidated financial statements of Cellebrite DI Ltd., incorporated herein by reference.

/s/ Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel
March 21, 2024